SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)              September 28, 2004

UBIQUITEL INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30761	23-3017909
(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification No.)

ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA		19428
(Address of principal executive office)		(Zip code)

Registrant’s telephone number, including area code: (610) 832-3311

Not Applicable

(Former Names or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On September 28, 2004, UbiquiTel Inc. announced that its wholly owned subsidiary, UbiquiTel Operating Company, intends to offer, in a private placement, up to $135 million in aggregate principal amount of its senior notes due 2011, in the following press release:

FOR IMMEDIATE RELEASE	CONTACT:

Dava Guerin
Guerin Public Relations, Inc.
(215) 914-2040 or (215) 262-0740 (wireless)

or

Tayo Ogundipe
UbiquiTel Inc.
(610) 832-3340

UBIQUITEL TO PURSUE DEBT OFFERING

CONSHOHOCKEN, Pa. - September 28, 2004 - UbiquiTel Inc. (Nasdaq: UPCS) today announced that its wholly owned subsidiary, UbiquiTel Operating Company (“UbiquiTel”), intends to offer $135 million in aggregate principal amount of its 9 7/8% senior notes due 2011 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.  The notes offered will be of the same class as UbiquiTel’s outstanding 9 7/8% notes issued in February of this year, of which $270 million aggregate principal amount is currently outstanding.

If UbiquiTel completes the offering, the net proceeds, together with other available funds, will be used by UbiquiTel to purchase all of its 14% senior subordinated discount notes and 14% senior discount notes which are tendered in the tender offer that UbiquiTel announced separately today.  Currently, approximately $100.4 million aggregate principal amount of 14% senior subordinated discount notes and approximately $31.5 million aggregate principal amount of 14% senior discount notes are outstanding.

No assurance can be given that the offering will be completed or, if completed, as to the terms on which it is completed.  The offering is subject to market and other customary conditions.  The notes offered by UbiquiTel will not be registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About UbiquiTel Inc.

UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 10.0 million residents and cover portions of California, Nevada, Washington, Idaho, Wyoming, Utah, Indiana and Kentucky.

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel’s forward-looking statements, including the following factors: UbiquiTel’s dependence on its affiliation with Sprint; the competitiveness of and changes in Sprint’s pricing plans, products and services; increased competition in UbiquiTel’s markets; rates of penetration in the wireless communications industry; the potential to experience a high rate of customer turnover; customer quality; potential declines in roaming revenue; UbiquiTel’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint to provide back office customer care and other services; the potential impact of wireless local number portability; anticipated future net losses; UbiquiTel’s debt level; adequacy of bad debt and other reserves; UbiquiTel’s ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; effects of mergers and consolidations within the wireless communications industry and unexpected announcements or developments from others in the wireless communications industry; and general market and economic conditions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel’s forward-looking statements are included in UbiquiTel’s filings with the Securities and Exchange Commission (“SEC”), specifically in the “Business-Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and in subsequent filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.

Date: September 29, 2004	By:	/s/ James J. Volk
James J. Volk
Chief Financial Officer